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                                                                   Exhibit(23)-1

                             CONSENT OF INDEPENDENT
                       REGISTERED PUBLIC ACCOUNTING FIRM


The Banc Corporation
Birmingham, Alabama

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Stock Options Granted Under Employment Agreements with C. Stanley Bailey, C. Marvin Scott and Rick D. Gardner of our report dated March 15, 2005 relating to the consolidated financial statements of The Banc Corporation and subsidiaries appearing in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2004.

/s/ Carr, Riggs & Ingram, LLC

Montgomery, Alabama
March 15, 2005